Exhibit 4.7

NORSEMONT PERU S.A.C.

CONTRATO DE LOCACION DE SERVICIOS
1° de agosto de 2006

Conste con el presente documento, el CONTRATO DE LOCACION DE SERVICIOS ("contrato") celebrado con fecha 1° de agosto del 2006 ("Fecha de Vigencia"), de una parte, NORSEMONT PERU S.A.C. ("Norsemont"), identificada con Registro Único de Contribuyentes N° 20511165181 y domiciliada en Calle Arístides Aljovin N° 431, Miraflores, Lima, debidamente representada por su Gerente General, doctora Xennia Forno Castro Pozo, identificada con Documento Nacional de Identidad N° 07202226, a la que en adelante se le denominará "EL COMITENTE"; y, de la otra parte, el señor MIGUEL ANGEL SALDAÑA MUJICA, de profesión Ingeniero, identificado con Documento Nacional de Identidad N° 07733280, domiciliado en Comandante Gustavo Jiménez 259, Magdalena del Mar, Lima, a quien en adelante se le denominará "EL LOCADOR".

Norsemont elabora y ejecuta programas de exploración de recursos tanto en nombre propio como a través de su empresa matriz, la sociedad canadiense Norsemont Mining Inc. (la "Empresa Matriz"). Norsemont Perú S.A.C. pagará al Locador en Lima, Perú, en los términos y condiciones siguientes:

1. Norsemont acuerda en contratar al Locador, y el Locador acuerda en prestar Servicios de Exploración y Gestión de Proyecto (tales como se definen a continuación) a Norsemont con la finalidad de que esta logre su objetivo principal, a saber, "maximizar el valor para los accionistas de una manera segura para las personas y el ambiente y altamente competente desde el punto de vista técnico". Al hacerlo el Locador actuará en calidad de Asesor de Operaciones en el proyecto Constancia,, prestando asistencia para el proyecto. Las actividades principales del Locador serán las siguientes:

   - Asesorar la supervisión del campamento base y de las operaciones de Norsemont relacionadas con el proyecto Constancia, con inclusión de la compra de equipo y suministros, del enlace con los representantes de las comunidades locales y el gobierno, a la par de la administración...................

   - Asegurar que todo el trabajo en Constancia se lleve a cabo en forma segura, ecológicamente racional, y acorde a las culturas y costumbres locales.. ....

   - Para efectos de mantener un flujo regular de comunicación con la gerencia de Norsemont, entregar notas semanales de actualización sobre el proyecto informando sobre las actividades realizadas por el Locador, además de un informe mensual...

   - Prestar su ayuda, según las necesidades, en la redacción y edición de todos los documentos escritos, incluidos los informes técnicos sobre proyectos 43-101, los comunicados de prensa y las guarismosltextos para efectos de publicación en el sitio Web..

- **Ayudar con la revisión de los resultados y la planificación de los programas para proyectos, con la revisión de guarismos para el sitio Web y los comunicados de prensa, según corresponda.**

2. Marc Levy, Chief Executive de la Empresa Matriz, es la Persona de Contacto de Norsemont autorizada para asignar trabajo al Locador y coordinar la prestación de los Servicios por parte de éste. La Persona de Contacto puede ceder dicha responsabilidad a cualquier otra(s) Persona(s) de Contacto(s) mediante aviso escrito.

3. Los servicios comprendidos en el presente Contrato de Locación de Servicios se iniciarán el 1° de agosto del 2006, la "Fecha de Vigencia", y seguirán hasta que cualquiera de las partes ponga término a la locación de servicios mediante notificación escrita cursada con una semana de antelación. El Contrato tendrá un periodo de vigencia inicial de 12 meses, renovable anualmente.

4. Norsemont retribuirá al Locador a razón de **USD $5,555.55** (Cinco Mil Quinientos Cincuenta y Cinco con 55/100 Dólares Americanos) bruto por mes como retribución por sus servicios, suma que incluye los impuestos de ley que son de cargo de EL LOCADOR.

5. No están previstas horas facturables por concepto de sobretiempo o a tarifa premium, cualquiera haya sido el número de horas trabajadas en el día o el día natural en que se haya trabajado (incluidos los días feriados de ley).

6. Opciones

   El Locador ha recibido por concepto de incentivo, con fecha 4 de abril del 2006, opciones de compra de acciones de la Empresa Matriz concedidas por Norsemont Mining Inc. discrecionalmente.

   <u>Concesión inicial</u>

   50,000 opciones de fecha 4 de abril de 2006

   Tanto las Opciones arriba mencionadas como cualquier Opción futura son objeto de cesión al Locador por parte de la Empresa Matriz en virtud de un acuerdo celebrado por separado entre el Locador y la Sociedad en el formato estándar utilizado por la misma (el "Contrato de Opción") según su plan de opción o la otra modalidad que corresponda, y estarán sujetas a aceptación por parte de TSX Venture Exchange Inc. en la medida de lo pertinente. Las Opciones serán concedidas a un precio de ejercicio basado en los precios medios de cierre de las acciones de la Empresa Matriz en la bolsa valores pertinente. El Locador mantendrá la titularidad y, por ende, la facultad de ejercicio de las Opciones sólo mientras siga prestando sus servicios a la Empresa Matriz en el ámbito del presente. Si el presente Contrato fuera resuelto o si el Locador falleciera durante la vigencia de las Opciones, todos los derechos de opción de los que éste fuera titular en ese momento, de haberlos, podrán ser ejercidos durante un plazo de 30 días, con sujeción a las reglas aplicables de las autoridades reguladoras competentes, por el legítimo representante de la sucesión del Locador según lo previsto en el Contrato de Opción correspondiente, el que, por otra parte, no afectará en forma alguna la interpretación del presente Contrato.

7. Norsemont reembolsará al Locador (al costo) dentro de quince (15) días útiles los gastos sufragados por éste en relación con viajes relacionados con los Servicios y aprobados de antemano, contra presentación de los correspondientes recibos habituales, siempre que se trate de gastos aprobados y relacionados con Servicios de acuerdo a la política de Norsemont en lo tocante a reembolso de gastos de viaje.

8. Norsemont pagará los gastos sufragados no arbitrariamente siempre que el Locador le presente un reporte de gastos respaldado por documentación apropiada (duplicados de recibos, notaciones contables adecuadas) y aprobado por la Persona de Contacto. A menos que la Persona de Contacto autorice otro proceder, el Locador entregará el reporte de gastos al administrador de las cuentas por pagar al final del mes.

9 Norsemont retribuirá al Locador por los Servicios, y le reembolsará los gastos relacionados con su prestación (al costo) dentro de 15 días Útiles de la presentación y aprobación da la factura correspondiente, con la salvedad de que dicha aprobación no deberá retrasar el reembolso más allá de dicho plazo de 15 días. Las facturas del Locador contendrán un reporte detallado y un resumen narrativo de todos los Servicios prestados, el tiempo empleado, el kilometraje realizado y todos los demás gastos sufragados, asignados según correspondan a cada proyecto. Norsemont se reserva el derecho de exigir información adicional con el nivel de detalle que determine razonablemente. El Locador enviará las facturas directamente a Norsemont mediante e-mail, para luego enviarle las respectivas copias impresas acompañadas por el reporte de gastos según lo especificado en el precedente párrafo (8).

10. Tanto cuando trabaje en oficina como cuando se encuentre de viaje es responsabilidad del Locador mantener al tanto a la recepcionista o a la Persona de Contacto de su paradero (número de teléfono, planes de viaje, etc.) para que la Persona de Contacto pueda contactarle en cualquier momento.

11. El Locador se compromete a acatar todas las reglas operativas de Norsemont.

12. El Locador mantendrá registros de todos los Servicios prestados y del tiempo empleado para su prestación, y asegurará a Norsemont el acceso a los mismos.

13. El Locador presentará a la Persona de Contacto los informes escritos sobre sus actividades que esta le pida en su momento dentro de lo razonable. Todos los registros e informes en cuestión pertenecerán exclusivamente a Norsemont, a quien el Locador deberá entregarlos a solicitud de la Persona de Contacto.

14. En cuanto reciba la correspondiente solicitud, el Locador se compromete expresamente a entregar a Norsemont todos los documentos, manuales, elencos, datos, registros, apuntes de campo, mapas de campo, dibujos, modelos, mapas, programas informáticos, claves, materiales, prototipos, productos, muestras, informes de análisis, equipos, herramientas y dispositivos de propiedad de la empresa, incluidas todas las copias o reproducciones (de haberlas), relacionados con los Servicios que obren en poder o se encuentren bajo el control del Locador. Todos y cualquier diseño, idea, interpretación, obra, creación, desarrollo, programa, clave, dibujo, bosquejo, incluidas todas las copias o reproducciones (de haberlas) de los mismos, realizados o creados por parte del Locador en el ámbito de los Servicios prestados por él pertenecen y seguirán perteneciendo exclusivamente a Norsemont, y el Locador no tendrá sobre ellos ningún derecho, título ni participación, ni siquiera respecto de aquéllos que haya creado o contribuido a crear. Mientras dure su relación contractual con Norsemont (ya sea en el ámbito del presente o de los sucesivos Contratos) y durante un periodo de 24 meses contados a partir de la fecha de término de la misma, el Locador se abstendrá, a menos de contar con la aprobación escrita de un Director de Norsemont, de adquirir directa o indirectamente denuncios mineros o participaciones en denuncios mineros, o de suministrar a otros clientes o empresas que no sean Norsemont información sobre exploración y/o desarrollo de mina dentro de un radio de diez (10) millas de cualquier propiedad minera objeto de petitorio, denuncio u opción de compra a favor de Norsemont.

15. El Locador se compromete a utilizar el software y hardware de Norsemont únicamente para las operaciones de Norsemont y una vez finalizado el Contrato deberá devolver sin demora a Norsemont todo el software de Norsemont y los datos correspondientes (con todas las copias, de haberlas) y todo el hardware.

16. Tanto durante la prestación de los Servicios en el ámbito del presente como en cualquier momento luego de la terminación del presente Contrato de Locación de Servicios con Norsemont, el Locador se abstendrá, a menos de contar con la previa autorización expresa escrita de un Director de la Empresa Matriz, de divulgar a ninguna persona natural o empresa (con excepción de Norsemont) cualquier información propietaria o confidencial relativa a Norsemont, sus empresas subsidiarias, vinculadas,

asociadas, o relativa a cualquier negocio o propiedad en los que Norsemont o cualquiera de sus empresas asociadas tengan una participación. La presente cláusula no se aplica a información que ya es de dominio público.

17 El Locador declara y garantiza a Norsemont que la prestación de los Servicios no constituirá violación de ninguna obligación que el Locador pueda tener ante terceros. Norsemont y las empresas que la misma administra declaran y garantizan al Locador que el presente Contrato de Locación de Servicios no es violatorio de ninguna obligación que Norsemont pueda tener ante terceros.

18 El Locador se abstendrá, a menos de contar con el consentimiento previo de Norsemont, de delegar, subcontratar, ceder a persona alguna la prestación de algún servicio relacionado directa o indirectamente con los Servicios, o de emplear a persona alguna para que preste tal servicio.

19 Para efectos de la prestación de los Servicios, el Locador actuará en calidad de prestador de obra independiente. Nada de lo estipulado en el presente Contrato podrá interpretarse en el sentido de hacer del Locador un agente, empleado o socio de Norsemont. El presente Contrato no ampara la participación por parte del Locador en los beneficios a favor de los trabajadores ni el acceso por parte del Locador a derechos que, de no ser por la presente cláusula, podrían corresponderle en calidad de empleado de alguna empresa de Norsemont.

20 Por su parte, el Locador liberará e indemnizará a Norsemont de toda responsabilidad, penalidad, de intereses u otras obligaciones en las que Norsemont incurra o a la que se vea sometida en razón del pago al Locador de suma alguna que Norsemont se vea en la necesidad de pagar en el futuro en razón directa o indirecta de alguna obligación que le corresponda o que reivindique en contra suya la autoridad gubernamental competente. El Locador liberará e indemnizará a Norsemont de toda responsabilidad, pretensión u otra obligación a la que podría dar lugar un incidente/accidente sufrido por el Locador ya sea en la obra o fuera de ella.

21 El Locador tendrá cobertura de accidentes de trabajo a cargo de Norsemont en cualesquier actividades relacionadas con el trabajo de campo para proyectos de Norsemont u otros proyectos en examen.

22 Todas las comunicaciones previstas en el presente Contrato deberán ser entregadas personalmente o mediante fax o correo de primera clase con franqueo pagado, y se considerarán recibidas en el momento de la entrega personal o, de ser enviadas por medio de fax, el día útil sucesivo a la recepción, o de ser enviadas mediante correo, diez días útiles después de la fecha de la puesta al correo.

23. Para tener validez, todo aviso de incumplimiento deberá ser entregado personalmente o enviado mediante correo certificado.

24. Toda comunicación del Locador a Norsemont deberá ser entregada o ir dirigida a la Persona de Contacto de Norsemont.

25. Todas las comunicaciones a ser entregadas mediante correo o fax deberán ir dirigidas a las direcciones o números fax indicados a continuación (o modificados mediante aviso entregado de conformidad con las presentes previsiones).

26 En su calidad de asesor de Norsemont, y de la minería, el Locador tiene el deber de mantener en todo momento una relación profesional positiva con los representantes del gobierno, con el sector, con los proveedores, con las comunidades locales, con el público y con las poblaciones indígenas tanto durante el horario de trabajo como en el resto del tiempo.

27 En el supuesto de que alguna previsión del presente resultara siendo inválida o inejecutable por el motivo que fuere, podrá ser separada del resto del presente Contrato y, para efectos de aplicación en aquel momento dado, el presente Contrato se leerá como si dicha previsión no formara parte del mismo, y el resto mantendrá toda su validez y vigencia y se interpretará como si el presente Contrato hubiera sido estipulado sin dicha previsión inválida o inejecutable.

El presente Contrato constituye la totalidad de lo convenido entre las partes respecto del objeto del mismo, y revoca todas las propuestas, los acuerdos, arreglos, declaraciones y condiciones precedentes. Para cualquier modificación o cambio del mismo es indispensable la forma escrita.

29 De la Legislación Aplicable.- Queda establecido que le son aplicables a las partes del presente contrato las normas contenida en los artículos 1764° a 1770° del Código Civil y demás disposiciones que regulen este tipo de contratos.

Del Arbitraje.- Las partes convienen que cualquier controversia, discrepancia, litigio, disputa, reclamo o diferencia que se origine en relación con la ejecución, validez, existencia, aplicabilidad, nulidad, anulabilidad, naturaleza, resolución, terminación o interpretación de este contrato o de cualquier otra materia vinculada a, o contenida en él, será resuelta definitivamente mediante un arbitraje de derecho de conformidad con el Reglamento de Arbitraje de la Cámara de Comercio de Lima (en adelante, "las Reglas") y teniendo en cuenta lo siguiente:

- El arbitraje tendrá lugar en Lima. Todos los documentos que se presenten estarán traducidos al idioma español.
- Las partes aceptan de manera expresa que el laudo arbitral será definitivo y obligatorio, renunciando a interponer cualquier recurso impugnatorio contra el laudo arbitral. El laudo del Tribunal podrá ser ejecutado en una corte de jurisdicción competente.
- El Tribunal Arbitral estará compuesto por tres (03) miembros. Un Árbitro deberá ser nombrado por EL LOCADOR, otro Árbitro por EL COMITENTE y un Tercer Arbitro deberá ser elegido por los dos Árbitros nombrados. Todos los Árbitros deberán ser imparciales. En el caso que una de las partes no nombre un Arbitro durante los veinte (20) días calendario siguiente a la solicitud por escrito presentada por la otra parte, el Arbitro nombrado por la parte solicitante podrá nombrar al otro Arbitro. Estos dos Árbitros a su vez deberán nombrar un Tercer Arbitro antes de someterse al arbitraje. Si los dos Árbitros no acuerdan el nombramiento de un Tercer Arbitro dentro de los treinta (30) días calendario del nombramiento de éstos, las partes podrán recurrir a la Cámara de Comercio de Lima para que nombre un Tercer Arbitro.
- El Tribunal Arbitral decidirá por mayoría sobre la materia objeto del arbitraje. A tal efecto emitirá un laudo arbitral por escrito, en el plazo máximo de seis meses a partir de la fecha de inicio del arbitraje, justificando la resolución adoptada.
- A no ser que el Tribunal decida algo distinto en su laudo, las partes deberán asumir cada uno los gastos de su respectivo Arbitro, y deberán asumir los gastos del Tercer Arbitro y del arbitraje por partes iguales.

Firmado, en señal de conformidad, a los 31 días del mes de julio del año dos mil seis, en dos ejemplares de idéntico tenor para constancia de las partes.

EL COMITENTE **EL LOCADOR**

Lima, 14 de julio del 2006

Señores:
NORSEMONT PERU S.A.C.
Calle Aristides Aljovin Nº431
Lima 18.-

Atención: **Dra. XENNIA FORNO CASTRO-POZO**
Gerente General

Asunto: ***Renuncia al cargo de Gerente***

Estimados señores:

Mediante la presente, por motivos personales hago form
de Gerente, cargo que he desempeñado a partir del I r
Asimismo, agradezco se sirvan exonerarme del plazo de

Sin otro particular, quedo de usted.

Atentamente,

Miguel A. Saldaña Mujica
D.N.I. 07733280